April __, 2006

Wilbert van den Hoek

Novellus Corporation

4000 North 1st Street

San Jose, CA. 95134

RE:

Collaboration Agreement between Neah Power Systems, Inc. (a Washington corporation)

and Novellus Systems, Inc.

Dear Wilbert:

This letter of Agreement (“Letter”) confirms the terms of our agreement to renew, assign and extend (“Renewal”) the Collaboration Agreement, dated as of April 1, 2004 (“Collaboration Agreement”),  between Neah Power Systems, Inc. (“Neah”) and Novellus Systems, Inc. (“Novellus”).  The parties to this Letter are Novellus, Neah and Neah Power Systems, Inc., a Nevada corporation (formerly, Growth Mergers, Inc.), the parent corporation of Neah after giving effect to the merger provided in that certain Agreement and Plan of Merger, dated March 9, 2006, as amended April 12, 2006 (the “Merger Agreement”).  Neah Power Systems, Inc., the Nevada corporation is hereinafter referred to as the “Purchaser.”

It is acknowledged that the terms of this Letter are separate and apart from any other considerations contained in the Merger Agreement and that the parties agree to execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Letter. The parties hereto covenant, warrant and represent to each other good faith, commercially reasonable cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Letter.  All promises and covenants contained herein are mutual and dependent.

At the present time, the Collaboration Agreement between Neah and Novellus has expired.   Subject to the terms of and in consideration for this Letter (including, without limitation, the timely completion and consummation of the items described in Paragraph 2 below and the obligations of Purchaser set forth in Paragraph 1 below), Novellus, Neah and the Purchaser wish to affirm, renew and extend the Collaboration Agreement by changing the date at Section 6.1 thereof from December 31, 2005 to March 9, 2008 (“Extension”), and the Collaboration Agreement shall continue during the Extension in accordance with its terms, including, without limitation, those provisions thereof providing for Novellus to make available to Neah Novellus personnel and the payment to Novellus for such services and personnel upon the terms provided in the Collaboration Agreement. As consideration for the Extension, Purchaser, Neah and Novellus do hereby agree as to the following:

1.  Extension of Collaboration Agreement; Novellus Existing Indebtedness:

The Collaboration Agreement is hereby extended as provided for herein, and Purchaser hereby agrees to guarantee any outstanding obligations of Neah thereunder.  To the extent that the Merger Agreement gives Novellus the opportunity to convert up to $150,000 of indebtedness owed by Neah to common stock of the Purchaser, Purchaser and Neah acknowledge and agree that Novellus has determined not to convert any of this indebtedness to common stock, which remains outstanding and payable to Novellus by Purchaser and Neah.  This indebtedness will be due and payable September 30, 2006.

2. Cancellations of Old Warrants and Issuance of New Incentive Shares

(a)

Within fourteen (14) days following the execution of this Letter (unless extended by mutual agreement of Purchaser and Novellus), Novellus shall be granted the right to purchase up to 4,705,000 shares of Purchaser Common Stock at a purchase price per share of $0.001 (“Incentive Shares”); which Incentive Shares may only be acquired by Novellus or its designee upon Neah and Novellus achieving certain business and/or technical milestones under the Collaboration Agreement, as extended hereby, all as shall be negotiated between Purchaser and Novellus (the “Milestones”).   Purchaser and Novellus (the “Milestones”).   If and to the extent that such Milestones shall be achieved, Novellus shall receive the Incentive Shares associated with achieving each milestone upon making a payment to Purchase of the specified purchase price at any time on or before April 30, 2011; after which the right to acquire such Incentive Shares shall expire.

(b)

Novellus hereby agrees that any and all warrants or other options previously issued by Neah to Novellus, are hereby cancelled and of no further effect, and are replaced by the Incentive Shares provided for herein.  The parties further agree that these newly issued Incentive Shares shall be delivered to Novellus in consideration of the agreement by Novellus: (i) to extend the Collaboration Agreement; (ii) to provide Neah with all significant rights in its field of use for any technology jointly developed as a result of such collaboration; (iii) to provide Purchaser with the royalty free, non-exclusive right to use Novellus-developed technology related to and necessary to Purchaser’s fuel cell products that are in the process of being developed; and (iv) if Purchaser and Novellus are successful in reaching the Milestones, to provide Purchaser and Neah with further technical assistance as may be reasonably requested by Purchaser or Neah over the period of time beginning on the date of this Letter and ending on February 28, 2013, unless terminated sooner by mutual consent.

3. The Employment of Key Personnel

a)

 John Drewery:  Novellus acknowledges that Neah intends to extend to John Drewery an employment offer which shall include options purchase up to 1,000,000 shares of the common stock of Neah at an exercise price of  $.20 per share.  These options shall vest upon the achievement of certain technical objectives to be defined subsequently and the continued services of Mr. Drewery for a period of two years.  In the event that the Neah is not successful in obtaining the employment of Mr. Drewery for a period of two years and provided that the services of Mr. Drewery are provided by Novellus for the same two year period to Neah, the aforesaid 1,000,000 options will be granted by Neah to Novellus.  In the event that John Drewery becomes an employee of the Neah, any special severance package provided by Novellus existing as at March 9, 2006, shall continue as a term of employment with Neah for a period through and including September 9, 2006.

b)

Justin Gaynor:

  Presently, Novellus provides the services of Justin Gaynor and other employees pursuant to the terms of the Collaboration Agreement. Novellus shall continue to provide these services until the earlier of such services no longer being required or the termination of the Collaboration Agreement upon and subject to the terms set forth in the Collaboration Agreement, which include, without limitation, the timely payment to Novellus for such services. This Letter shall not be deemed to modify Section 2.2 of the Collaboration Agreement, which sets forth the terms and conditions upon which Novellus provides its personnel to Neah and Purchaser.

4.  Technical Advisory Committee Chair.

Neah and the Purchaser shall retain the services of Wilbert van den Hoek, as Chairman of their Technical Advisory Board. Mr. van den Hoek’s continued service on the Technical Advisory Board shall be terminable at will by him and Neah on notice to the other party.

5.  Stock Restrictions

(a)

The Incentive Shares issued pursuant to the Collaboration Agreement and this Letter shall not be registered securities and shall be subject to the same restrictions on resale as all unregistered securities of the Purchaser.  In such connection, upon issuance of such Incentive Shares, Novellus shall execute a customary investment representation and the certificates evidencing such Incentive Shares shall contain the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(b)

Novellus acknowledges that Purchaser is a public company and to the extent required by applicable securities laws Purchaser reserves the right to use Novellus’ name and describe transactions with Novellus in applicable public disclosures and filings with the Securities and Exchange Commission.

If the foregoing accurately reflects the substance of our mutual agreement and understanding, please so indicate by executing and returning a copy of this Letter in the space provided below.

Very truly yours,

“Purchaser”

NEAH POWER SYSTEMS, INC.

(a Nevada corporation, formerly, Growth Mergers, Inc.)

__________________________________________

By: _____________________________________

Its:______________________________________

“Neah”

NEAH POWER SYSTEMS, INC.

(a Washington corporation)

________________________________________

By: _____________________________________

Its:______________________________________

AGREED AND ACCEPTED AS OF THE DATE OF THIS LETTER:

NOVELLUS SYSTEMS, INC.

__________________________________________

By: _______________________________________

Its:____________________